                                                                     Exhibit 12.


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------


                                              Six months
                                                 ended
                                             June 30, 1996
                                             -------------
                                              (unaudited)
Earnings:
    Earnings before income taxes              $228,684,000

Fixed charges:
    Interest                                    28,531,000
    One-third rent                               1,302,507
                                              ------------
                                                29,833,507
                                              ------------
                                              $258,517,507
                                              ============

Fixed charges:
    Interest                                  $ 28,531,000
    One-third rent                               1,302,507
                                              ------------
                                              $ 29,833,507
                                              ============

Ratio of earnings to fixed charges (1)                8.67
                                                      ====

(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.



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